SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to section 13 or 15(d) of THE SECURITIES
                              EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 13, 1998

                           GEOTEK COMMUNICATIONS, INC.
               (Exact name of registrant as specified in charter)

        Delaware                    0-17581                     22-2358635
 (State or other juris-          (Commission                  (IRS Employer
diction of incorporation)        File Number)              Identification No.)

102 Chestnut Ridge Road, Montvale, New Jersey                       07645
(Address of principal executive offices)                         (Zip Code)

         Registrant's telephone number, including area code 201-930-9305

                                       N/A
         (Former name or former address, if changed since last report.)


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Item 5.   Other Events

          Geotek Communications, Inc. (the "Company") announced on February 13, 1998 the completion of the sale of the Company's European analog assets to Montreal-based Telesystem International Wireless Inc. for approximately $85 million in cash, pursuant to the agreement dated as of December 18, 1997 by and among the Company, Geotek GmbH Holding Corporation, a wholly owned subsidiary of the Company, Telesystem and TIWC Holding (UK) Limited.

          The Company is required to utilize the net proceeds from the sale of its European Analog networks in accordance with the terms of the amendment to the Indenture governing the 15% Senior Secured Discount Notes due 2005, as previously reported in the Company's Current Report on Form 8-K dated December 18, 1997, as amended on Form 8K/A.


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

                                SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:  February 19, 1998                   GEOTEK COMMUNICATIONS, INC.

                                            /s/    Robert Vecsler
                                            --------------------------------
                                            Name:  Robert Vecsler
                                            Title: Secretary


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